  As filed with the Securities and Exchange Commission on April 16, 1999
                                                     Registration No. 333-74157
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                ---------------
                                SONOSITE, INC.
            (Exact name of registrant as specified in its charter)

                                ---------------


          Washington                 3841                  91-1405022
       (State or other        (Primary Standard         (I.R.S. Employer
         jurisdiction             Industrial          Identification Number)
     of incorporation or Classification Code Number) organization)

                     19807 North Creek Parkway, Suite 200
                        Bothell, Washington 98011-8214
                                (425) 951-1200
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Kevin M. Goodwin
                     President and Chief Executive Officer
                                SONOSITE, INC.
                     19807 North Creek Parkway, Suite 200
                        Bothell, Washington 98011-8214
                                (425) 951-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

             Stephen M. Graham                 Rodd M. Schreiber
              Perkins Coie llp        Skadden, Arps, Slate, Meagher & Flom
       1201 Third Avenue, 48th Floor              (Illinois)
       Seattle, Washington 98101-3099    333 West Wacker Drive, Suite 100
               (206) 583-8888             Chicago, Illinois 60606-1285
                                                 (312) 407-0700

       Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following table sets forth the costs and expenses, other than the underwriting discount and commissions, payable by the registrant in connection with the sale of the common stock being registered hereby. All amounts shown are estimates, except the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market notification fee.

   Securities and Exchange Commission registration fee................ $  9,392
   NASD filing fee....................................................    4,166
   Nasdaq National Market notification fee............................   17,500
   Blue Sky fees and expenses.........................................   15,000
   Printing and engraving expenses....................................  150,000
   Legal fees and expenses............................................  200,000
   Accounting fees and expenses.......................................  100,000
   Transfer Agent and Registrar fees..................................   10,000
   Miscellaneous expenses.............................................   68,942
                                                                       --------
     Total............................................................ $575,000
                                                                       ========

Item 14. Indemnification of Directors and Officers

   Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Article VI of the registrant's restated articles of incorporation (Exhibit 3.1 to this registration statement) provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the registrant for such purpose.

   Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article V of the registrant's restated articles contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

   The underwriting agreement will provide for indemnification by the underwriters of the registrant and its executive officers and directors, and by the registrant of the underwriters, for certain liabilities, including liabilities arising under the Securities Act, in connection with matters specifically provided in writing by the underwriters for inclusion in this registration statement.

Item 15. Recent Sales of Unregistered Securities

   None.

Item 16. Exhibits and Financial Statement Schedules

   (a) Exhibits

 Number                                Description
 -------                               -----------
  1.1    Form of Underwriting Agreement
  3.1+   Restated Articles of Incorporation of the registrant
  3.2**  Certificate of Designation of Series A Participating Cumulative
          Preferred Stock
  3.3**  Bylaws of the registrant
  4.1+   Rights Agreement between First Chicago Trust Company and the registrant, dated April 6, 1998
  5.1    Opinion of Perkins Coie llp as to the legality of the shares
 10.1+   Amended and Restated 1998 Option, Stock Appreciation Right, Restricted
          Stock, Stock Grant and Performance Unit Plan
 10.2+   Terms of Stock Option Grant Program for Nonemployee Directors under the SonoSite, Inc. 1998 Option, Stock Appreciation Right, Restricted
          Stock, Stock Grant and Performance Unit Plan
 10.3*** 1998 Nonofficer Employee Stock Option Plan
 10.4**  Nonemployee Director Stock Option Plan
 10.5*** Management Incentive Compensation Plan
 10.6**  Adjustment Plan
 10.7+   Form of Senior Management Employment Agreement between the registrant and each of Kevin M. Goodwin, Allen W. Guisinger, David H. Gusdorf,
          Jens U. Quistgaard, Ph.D., Donald F. Seaton III and Douglas W. Tefft
 10.8+   Distribution Agreement between ATL Ultrasound, Inc. and the registrant, effective as of April 6, 1998
 10.9+   Technology Transfer and License Agreement between ATL Ultrasound, Inc.
          and the registrant, effective as of April 6, 1998, as amended
 10.10+  OEM Supply Agreement between ATL Ultrasound, Inc. and the registrant, effective as of April 6, 1998, as amended
 10.11+  Employee Benefits Agreement between ATL Ultrasound, Inc. and the registrant, effective as of April 6, 1998
 10.12+  Service Agreement between ATL Ultrasound, Inc. and the registrant, effective as of April 6, 1998
 10.13+  Lease Agreement between TMT-Bothell, LLC and the registrant, dated May
          9, 1998
 23.1+   Consent of KPMG llp, independent auditors
 23.2    Consent of Perkins Coie llp (contained in the opinion filed as Exhibit
          5.1 hereto)
 24.1+   Power of Attorney (contained on signature page)
 24.2+   Power of Attorney for Jacques Souquet
 27.1+   Financial Data Schedule

--------

** Incorporated by reference to the designated exhibit included in the registrant's registration statement on Form 10 (SEC File No. 000-23791).

*** Incorporated by reference to the designated exhibit included in the registrant's annual report on Form 10-K for the year ended December 31, 1998 (SEC File No. 000-23791).

+    Previously filed.

   (b) Financial Statement Schedules

   All schedules are omitted because they are inapplicable or the requested information is shown in the Financial Statements of the registrant or related notes thereto.

Item 17. Undertakings

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
       (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 16th day of April, 1999.

                                          SONOSITE, INC.

                                                  /s/ Kevin M. Goodwin
                                          By: _________________________________
                                                      Kevin M. Goodwin
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated below on the 16th day of April, 1999.

             Signature                                    Title
             ---------                                    -----
         *Kirby L. Cramer            Chairman of the Board
____________________________________
          Kirby L. Cramer

      /s/ Kevin M. Goodwin           President, Chief Executive Officer and Director
____________________________________  (Principal Executive Officer)
          Kevin M. Goodwin

    /s/ Donald F. Seaton III         Vice President-Business Development, Chief
____________________________________  Financial Officer, Secretary and Treasurer
        Donald F. Seaton III          (Principal Financial and Accounting Officer)

        *Edward V. Fritzky           Director
____________________________________
         Edward V. Fritzky

    *Steven R. Goldstein, M.D.       Director
____________________________________
     Steven R. Goldstein, M.D.

     *William G. Parzybok. Jr.       Director
____________________________________
      William G. Parzybok. Jr.

      *Jeffrey Pfeffer, Ph.D.        Director
____________________________________
       Jeffrey Pfeffer, Ph.D.

      *Dennis A. Sarti, M.D.         Director
____________________________________
       Dennis A. Sarti, M.D.

        *Jacques Souquet             Director
____________________________________
          Jacques Souquet

      /s/ Donald F. Seaton III
*By: _______________________________
        Donald F. Seaton III
          Attorney-in-Fact

                               INDEX TO EXHIBITS

 Number                                Description
 ------                                -----------
  1.1    Form of Underwriting Agreement
  3.1+   Restated Articles of Incorporation of the registrant
  3.2**  Certificate of Designation of Series A Participating Cumulative
          Preferred Stock
  3.3**  Bylaws of the registrant
  4.1+   Rights Agreement between First Chicago Trust Company and the registrant, dated April 6, 1998
  5.1    Opinion of Perkins Coie LLP as to the legality of the shares
 10.1+   Amended and Restated 1998 Option, Stock Appreciation Right, Restricted
          Stock, Stock Grant and Performance Unit Plan
 10.2+   Terms of Stock Option Grant Program for Nonemployee Directors under the SonoSite, Inc. 1998 Option, Stock Appreciation Right, Restricted
          Stock, Stock Grant and Performance Unit Plan
 10.3*** 1998 Nonofficer Employee Stock Option Plan
 10.4**  Nonemployee Director Stock Option Plan
 10.5*** Management Incentive Compensation Plan
 10.6**  Adjustment Plan
 10.7+   Form of Senior Management Employment Agreement between the registrant and each of Kevin M. Goodwin, Allen W. Guisinger, David H. Gusdorf,
          Jens U. Quistgaard, Ph.D., Donald F. Seaton III and Douglas W. Tefft.
 10.8+   Distribution Agreement between ATL Ultrasound, Inc. and the registrant, effective as of April 6, 1998
 10.9+   Technology Transfer and License Agreement between ATL Ultrasound, Inc.
          and the registrant, effective as of April 6, 1998, as amended
 10.10+  OEM Supply Agreement between ATL Ultrasound, Inc. and the registrant, effective as of April 6, 1998, as amended
 10.11+  Employee Benefits Agreement between ATL Ultrasound, Inc. and the registrant, effective as of April 6, 1998
 10.12+  Service Agreement between ATL Ultrasound, Inc. and the registrant, effective as of April 6, 1998
 10.13+  Lease Agreement between TMT-Bothell, LLC and the registrant, dated May
          9, 1998
 23.1+   Consent of KPMG LLP, independent auditors
 23.2    Consent of Perkins Coie LLP (contained in the opinion filed as Exhibit
          5.1 hereto)
 24.1+   Power of Attorney
 24.2+   Power of Attorney for Jacques Souquet
 27.1+   Financial Data Schedule

--------

** Incorporated by reference to the designated exhibit included in the registrant's registration statement on Form 10 (SEC File No. 000- 23791).

*** Incorporated by reference to the designated exhibit included in the registrant's annual report on Form 10-K for the year ended December 31, 1998 (SEC File No. 000-23791).

+    Previously filed.